UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 31, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). (Response applicable to each registrant.)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.        Other Events.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Construction Program - Nuclear Construction” of The Southern Company (“Southern Company”) and MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Retail Regulatory Matters - Nuclear Construction” of Georgia Power Company (“Georgia Power”) in Item 7 and Note 3 to the financial statements of Southern Company under “Retail Regulatory Matters - Georgia Power - Nuclear Construction” and of Georgia Power under “Retail Regulatory Matters - Nuclear Construction” in Item 8 of each company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”). See also MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Construction Program - Nuclear Construction” of Southern Company and MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Retail Regulatory Matters - Nuclear Construction” of Georgia Power and Note (B) to the Condensed Financial Statements under “Retail Regulatory Matters - Georgia Power - Nuclear Construction” in Southern Company’s and Georgia Power’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 (the “Form 10-Q”) for additional information regarding the two new nuclear generating units under construction at Plant Vogtle (“Plant Vogtle Units 3 and 4”), including (1) the agreement among Georgia Power, acting for itself and as agent for Oglethorpe Power Corporation, the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia, acting by and through its Board of Water, Light, and Sinking Fund Commissioners, doing business as Dalton Utilities (collectively, the “Vogtle Owners”), and a consortium consisting of Westinghouse Electric Company LLC and WECTEC Global Project Services Inc.

(together, the “EPC Contractor”), under which the EPC Contractor agreed to design, engineer, procure, construct, and test two AP1000 nuclear generating units and related facilities at Plant Vogtle (the “Vogtle 3 and 4 Agreement”); (2) the settlement agreement approved by the Georgia Public Service Commission (“PSC”) in December 2016, providing, among other items, (a) an in-service capital cost forecast of $5.680 billion (the “Vogtle Cost Settlement Agreement Forecast”) and (b) the capital cost and return on equity rates to be used for Nuclear Construction Cost Recovery tariff and allowance for funds used during construction purposes during the remaining construction period; (3) the filing, by the EPC Contractor, for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code and the rejection by the EPC Contractor of the Vogtle 3 and 4 Agreement; (4) the services agreement (the “Services Agreement”) among Georgia Power, for itself and as agent for the other Vogtle Owners, and the EPC Contractor, pursuant to which the EPC Contractor agreed to transition construction management of Plant Vogtle Units 3 and 4 to Southern Nuclear Operating Company, Inc. (“Southern Nuclear”) and to provide ongoing design, engineering, and procurement services to Southern Nuclear; and (5) the guarantee by Toshiba Corporation (“Toshiba”) of certain obligations of the EPC Contractor under the Vogtle 3 and 4 Agreement (the “Toshiba Guarantee”) and the settlement agreement among Georgia Power, the other Vogtle Owners and Toshiba regarding the Toshiba Guarantee (the “Guarantee Settlement Agreement”), pursuant to which Toshiba acknowledged the amount of its obligation under the Toshiba Guarantee is $3.68 billion (the “Guarantee Obligations”), of which Georgia Power's proportionate share is approximately $1.7 billion.
Plant Vogtle Units 3 and 4 Recommendation
On August 31, 2017, Georgia Power filed its seventeenth Vogtle Construction Monitoring report (the “VCM 17 Report”) with the Georgia PSC. In the VCM 17 Report,

Georgia Power recommended that construction of Plant Vogtle Units 3 and 4 be continued, with Southern Nuclear serving as project manager. Georgia Power believes that the most reasonable schedule for completing Plant Vogtle Units 3 and 4 is by November 2021 for Unit 3 and by November 2022 for Unit 4. Georgia Power’s approximate proportionate share of the remaining estimated cost to complete Plant Vogtle Units 3 and 4 is as follows:

(in billions)
Estimated cost to complete	$4.3
Construction work in progress as of June 30, 2017	4.5
Guarantee Obligations	(1.7)
Estimated capital costs	7.1
Vogtle Cost Settlement Agreement Forecast	(5.7)
Estimated net additional capital costs	$1.4
Georgia Power's estimated financing costs during the construction period total approximately $3.4 billion, of which approximately $1.4 billion had been incurred through June 30, 2017.
Pursuant to the VCM 17 Report, Georgia Power has requested that the Georgia PSC approve the new estimated schedule and cost to complete for Plant Vogtle Units 3 and 4. The Georgia PSC is expected to make a decision on these matters by February 2018.
The ultimate outcome of these matters cannot be determined at this time.
Joint Ownership Agreement Term Sheet
In connection with the recommendation to continue with construction of Plant Vogtle Units 3 and 4, the Vogtle Owners agreed on a term sheet to amend the existing joint ownership agreements to provide for additional Vogtle Owner approval requirements. Under the term sheet, the holders of at least 90% of the ownership interests in Plant Vogtle Units 3 and 4 must vote to continue construction if certain adverse events occur, including: (1) the bankruptcy of Toshiba or a material breach by Toshiba of the Guarantee Settlement Agreement; (2) termination or rejection in bankruptcy of certain agreements, including the Services Agreement or agreements with the primary construction contractor selected to complete construction (Bechtel Corporation); (3) the Georgia PSC determines that any of Georgia Power’s costs relating to the construction of Plant Vogtle Units 3 and 4 will not be recovered in retail rates because such costs are deemed unreasonable or imprudent; or (4) an increase in the construction budget contained in the VCM 17 Report by more than $1 billion or extension of the project schedule contained in the VCM 17 Report by more than one year. In addition, under the term sheet, the required approval of holders of ownership interests in Plant Vogtle Units 3 and 4 is at least (1) 90% for a change of the primary construction contractor and (2) 67% for material amendments to the Services Agreement or agreements with the primary construction contractor or Southern Nuclear.
The term sheet also provides that the Vogtle Owners’ sole recourse against Georgia Power or Southern Nuclear for any action or inaction in connection with their performance as agent for the Vogtle Owners is limited to removal of Georgia Power and/or Southern Nuclear as agent, except in cases of willful misconduct.
Cautionary Note Regarding Forward-Looking Statements
Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the expected schedule and cost of completion for Plant Vogtle Units 3 and 4 and future actions related to Plant Vogtle Units 3 and 4. Southern Company and Georgia Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Georgia Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in the Form 10-K, the Form 10-Q, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of any inability or other failure of Toshiba to perform its obligations under the Guarantee Settlement Agreement; the impact of any failure to extend the in-service deadline for federal production tax credits; the impact of any failure to amend the U.S. Department of Energy (“DOE”) loan guarantee to allow for additional borrowings; state and federal rate regulations and the impact of pending and future rate cases and negotiations; the impact of recent and future federal and state regulatory changes, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries; available sources and costs of fuels; effects of inflation; the ability to control costs and avoid cost overruns during the development, construction and operation of facilities, which include the development and construction of generating facilities with designs that have not been finalized or previously constructed, including changes in labor costs and productivity, adverse weather conditions, shortages and inconsistent quality of equipment, materials, and labor, contractor or supplier delay, non-performance under construction, operating, or other agreements, operational readiness, including specialized operator training and required site safety programs, unforeseen engineering or design problems, start-up activities (including major equipment failure and system integration), and/or operational performance; the ability to construct facilities in accordance with the requirements of permits and licenses, to satisfy any environmental performance standards and the requirements of tax credits and other incentives, and to integrate facilities into the Southern Company system upon completion of construction; advances in technology; legal proceedings and regulatory approvals and actions related to Plant Vogtle Units 3 and 4, including Georgia PSC approvals and Nuclear Regulatory Commission actions; interest rate fluctuations and financial market conditions and the results of financing efforts; changes in Southern Company’s or Georgia Power’s credit ratings, including impacts on interest rates, access to capital markets, and collateral requirements; the impacts of any sovereign financial issues, including impacts on interest rates, access to capital markets, impacts on foreign currency exchange rates, counterparty performance, and the economy in general, as well as potential impacts on the benefits of U.S. Department of Energy loan guarantees; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern Company and Georgia Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2017	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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